UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of Earliest Event Reported): May 8, 2008

                        Commission File Number 000-52263


                              CAVIT SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

             Florida                                     03-0586935
  (State or Other Jurisdiction            (I.R.S Employer Identification Number)
of Incorporation or Organization)

                      1600 South Dixie Highway, Suite 500,
                            Boca Raton, Florida 33432
                    (Address of principal executive offices)

                                  (561)544-6988
              (Registrant's telephone number, including area code)

                    20 NW 181st Street, Miami, Florida 33169
          Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

     On May 8, 2008, the Registrant terminated the following three agreements:
(1) Lease Agreement with Daycon Investors Associates, Inc. ("Daycon"), (2) Amended Asset Purchase & Royalty Agreement with Daycon and (3) Consulting Agreement with Dr. Joseph P. D'Angelo ("D'Angelo").

     The Lease Agreement with Daycon was terminated due to Daycon's default under the Lease Agreement. From inception of the lease on January 1, 2008, Daycon was in material breach of the Lease Agreement, since the required amount of space was not made available to the Registrant as provided for in the Lease Agreement. The Registrant has demanded reimbursement of a portion of the rent paid and the security deposit from Daycon.

     The Amended Asset Purchase & Royalty Agreement with Daycon Investors Associates, Inc. was terminated due to Daycon's inability to provide the Registrant with the required representations and warranties and other deliverables that were supposed to have been provided by Daycon under the agreement. Daycon has been unable to provide the Registrant with credible documentation and unable to warrant the formulation ingredients and efficacy of the supplements covered by the agreement, among other things. The Registrant has demanded the return of all consideration paid to Daycon regarding this agreement.

     The Consulting Agreement with D'Angelo was terminated due to D'Angelo's failure to provide consulting services as outlined in the Consulting Agreement and D'Angelo's material breach of confidentiality provisions by divulging confidential information to third parties without the prior written consent of the Registrant.

     The Registrant's terminations of the above agreements may result in litigation with the terminated parties. However, the Registrant will vigorously defend any such litigation.

     As a result of the registrant's termination of the lease agreement with Daycon, on May 9, 2008, the Registrant relocated its offices and will conduct its operations from its new corporate headquarters located at 1600 South Dixie Highway, Suite 500, Boca Raton, Florida 33432. The registrant's new telephone number is (561) 544-6988.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

Date: May 14, 2008                     Cavit Sciences, Inc.


                                       By: /s/ Colm J. King
                                          --------------------------------------
                                          Colm J. King
                                          President and Chief Executive Officer